Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 121 to the Registration Statement on Form N–1A of Variable Insurance Products Fund  IV: VIP Energy Portfolio and VIP Real Estate Portfolio of our reports dated February 11, 2020; VIP Utilities Portfolio, VIP Consumer Staples Portfolio, VIP Materials Portfolio, and VIP Communication Services Portfolio of our reports dated February 12, 2020; VIP Technology Portfolio and VIP Industrials Portfolio of our reports dated February 13, 2020; VIP Health Care Portfolio, VIP Financial Services Portfolio, and VIP Consumer Discretionary Portfolio of our reports dated February 14, 2020,  relating to the financial statements and financial highlights included in the December 31, 2019 Annual Reports to Shareholders of the above referenced funds, which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 13, 2020